Exhibit 99.1

PRESS RELEASE

PacWest Bancorp
(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE	July 15, 2016

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE SECOND QUARTER 2016

Highlights

•                  Net Earnings of $82.2 Million, or $0.68 Per Diluted Share

•                  New Loan and Lease Production of $931 Million for the Quarter; $158 Million of Net Loan Growth

•                  Core Deposits Increased $442 Million during the Quarter and Represented 75% of Total Deposits

•                  Core Tax Equivalent Net Interest Margin of 5.11%

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the second quarter of 2016 of $82.2 million, or $0.68 per diluted share, compared to net earnings for the first quarter of 2016 of $90.5 million, or $0.74 per diluted share.  The decrease in net earnings was due mostly to lower accretion on acquired loans and leases, lower gain on sales of securities and the cost of terminating FDIC loss sharing agreements offset by lower credit loss provision as compared to the first quarter of 2016.

Matt Wagner, President and CEO, commented, “We are very pleased with our strong second quarter results which produced a return on assets of 1.57% and a return on tangible equity of 14.61%. This performance was driven by our above-peer net interest margin, an efficiency ratio of 40.6% and strong asset quality which resulted in minimal charge-offs.”

Patrick Rusnak, Executive Vice President and CFO stated, “Our second quarter core tax equivalent net interest margin (NIM) remained relatively steady at 5.11% and excluding all purchase accounting items increased 7 basis points to 5.00%. The second quarter NIM benefited from an improved average earning asset mix and a 3 basis point decrease in the cost of deposits.”

Mr. Rusnak continued, “We are also pleased with the continued transformation of our deposit portfolio as core deposits were 75% of total deposits compared to 52% a year ago. With $158 million of net loan growth for the second quarter, we continue to expect mid-single digit loan growth for the year.”

Mr. Wagner continued, “We continue to be focused on two important corporate initiatives for 2016. These are the conversion of our core processing systems, the first phase of which was completed during the second quarter, and the submission of our first DFAST stress test to our regulators, after which we expect to more actively evaluate plans to reduce capital levels.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Six Months Ended
	June 30,	March 31,		June 30,
	2016	2016	Change	2016	2015	Change
	(Dollars in thousands, except per share data)
Financial Highlights:
Net Earnings	$82,168	$90,456	$(8,288)	$172,624	$158,162	$14,462
Diluted Earnings Per Share	$0.68	$0.74	$(0.06)	$1.42	$1.54	$(0.12)
Return on Average Assets	1.57%	1.72%	(0.15)	1.65%	1.95%	(0.30)
Return on Average Tangible Equity (1)	14.61%	16.45%	(1.84)	15.52%	17.71%	(2.19)

Net Interest Margin (tax equivalent)	5.33%	5.53%	(0.20)	5.43%	5.92%	(0.49)
Core Net Interest Margin (tax equivalent) (1)	5.11%	5.10%	0.01	5.10%	5.38%	(0.28)
Efficiency Ratio	40.6%	38.5%	2.1	39.5%	37.4%	2.1

Total Assets	$21,147,139	$21,031,009	$116,130	$21,147,139	$16,697,020	$4,450,119
Loans and Leases, Net of Deferred Fees	$14,641,460	$14,483,517	$157,943	$14,641,460	$12,034,189	$2,607,271
Noninterest-Bearing Deposits	$6,222,696	$6,139,963	$82,733	$6,222,696	$3,396,688	$2,826,008
Core Deposits	$11,411,992	$10,970,318	$441,674	$11,411,992	$6,584,606	$4,827,386
Total Deposits	$15,148,009	$15,441,375	$(293,366)	$15,148,009	$12,581,816	$2,566,193

Noninterest-Bearing Deposits as Percentage of Total Deposits	41%	40%	1	41%	26%	15
Core Deposits as Percentage of Total Deposits	75%	71%	4	75%	52%	23
Tangible Common Equity Ratio (1)	12.12%	11.87%	0.25	12.12%	12.10%	0.02
Tangible Book Value Per Share (1)	$18.83	$18.33	$0.50	$18.83	$17.55	$1.28

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $10.8 million to $233.8 million in the second quarter of 2016 compared to $244.6 million for the first quarter of 2016 due to lower accretion on acquired loans.  The decrease in accretion was related mostly to lower accelerated accretion from the payoff of one purchased credit impaired (“PCI”) loan in the first quarter. Total accretion on acquired loans was $16.2 million in the second quarter of 2016 (45 basis points on the loan and lease yield) compared to $27.9 million in the first quarter of 2016 (77 basis points on the loan and lease yield).  The loan and lease yield for the second quarter of 2016 was 6.24% compared to 6.57% for the first quarter of 2016.  The decrease in the loan and lease yield was due to the lower accretion on acquired loans and the yield on new production being lower than the current portfolio yield. Excluding accelerated accretion, the core loan and lease yield was 5.97% in the second quarter compared to 6.03% in the first quarter.

The tax equivalent NIM for the second quarter of 2016 was 5.33% compared to 5.53% for the first quarter of 2016.  The decrease in the NIM was due to lower accretion on acquired loans. Such accretion contributed 36 basis points to the NIM in the second quarter of 2016 and 62 basis points to the NIM in the first quarter of 2016.  Excluding accelerated accretion, the core tax equivalent NIM was 5.11% for the second quarter compared to 5.10% for the first quarter.

The cost of total deposits decreased to 0.20% in the second quarter from 0.23% in the first quarter of 2016 due to the increased average balance of noninterest-bearing deposits combined with a lower average cost and balance of time deposits.

The tax equivalent NIM and loan and lease yield are impacted by volatility in accelerated accretion of acquisition discounts due to the prepayment of acquired loans and leases. The effects of this item are shown in the following table for the periods indicated:

		Three Months Ended		Three Months Ended
		June 30, 2016		March 31, 2016
			Loan and		Loan and
		NIM	Lease Yield	NIM	Lease Yield
Reported		5.33%	6.24%	5.53%	6.57%
Less:	Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(0.22)%	(0.27)%	(0.43)%	(0.54)%
Core		5.11%	5.97%	5.10%	6.03%

The impact on the tax equivalent net interest income and NIM from all purchase accounting items is set forth in the table below for the periods indicated:

		Three Months Ended		Three Months Ended
		June 30, 2016		March 31, 2016
			Impact on		Impact on
		Amount	NIM	Amount	NIM
		(Dollars in thousands)

Net interest income/NIM		$238,667	5.33%	$249,540	5.53%
Less:	Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(9,780)	(0.22)%	(19,465)	(0.43)%
	Remaining accretion of Non-PCI loan acquisition discounts	(6,407)	(0.14)%	(8,403)	(0.19)%
	Total accretion of loan acquisition discounts	(16,187)	(0.36)%	(27,868)	(0.62)%
	Amortization of TruPS discount	1,393	0.03%	1,395	0.03%
	Accretion of time deposits premium	(172)	0.00%	(270)	(0.01)%
		(14,966)	(0.33)%	(26,743)	(0.60)%
Net interest income/NIM - excluding purchase accounting		$223,701	5.00%	$222,797	4.93%

Noninterest Income

Noninterest income decreased by $12.4 million to $22.1 million for the second quarter of 2016 due mostly to a $7.6 million decrease in net gains on sales of securities and a $4.1 million increase in FDIC loss sharing expense. The second quarter of 2016 included minimal sales of securities compared to $335 million of securities sales in the first quarter resulting in the lower net gains.  The higher FDIC loss sharing expense was due mainly to the $6.0 million pre-tax charge related to the early termination of our loss share agreements with the FDIC.  In addition, dividends and gains on equity investments increased by $1.9 million and other income decreased by $1.2 million.  First quarter other income included a loan syndication fee ($0.9 million), a death benefit received on a BOLI policy ($0.6 million) and a loss on the sale of the Pacific Western Equipment Finance (“PWEF”) leasing unit ($0.7 million); there were no similar items in the second quarter.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2016	2016	(Decrease)
	(In thousands)

Service charges on deposit accounts	$3,633	$3,856	$(223)
Other commissions and fees	11,073	11,489	(416)
Leased equipment income	8,523	8,244	279
Gain on sale of loans and leases	388	245	143
Gain on securities	478	8,110	(7,632)
FDIC loss sharing expense, net	(6,502)	(2,415)	(4,087)
Other income:
Dividends and realized gains on equity investments	2,185	246	1,939
Foreign currency translation net gains	324	606	(282)
Income recognized on early repayment of leases	27	922	(895)
Other	1,992	3,236	(1,244)
Total noninterest income	$22,121	$34,539	$(12,418)

Noninterest Expense

Noninterest expense decreased by $0.6 million to $110.1 million for the second quarter compared to $110.7 million for the first quarter of 2016.  Noninterest expense decreased in most expense categories in the second quarter due partly to the sale of the PWEF leasing unit at the end of the first quarter. Compensation expense increased $1.1 million due mostly to higher stock-based compensation and incentive expense offset by lower payroll tax expense. Foreclosed assets income is lower by $0.6 million due to lower gains on foreclosed asset sales compared to the prior quarter.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2016	2016	(Decrease)
	(In thousands)

Compensation	$62,174	$61,065	$1,109
Occupancy	12,193	12,632	(439)
Data processing	5,644	5,904	(260)
Other professional services	3,223	3,572	(349)
Insurance and assessments	4,951	4,965	(14)
Intangible asset amortization	4,371	4,746	(375)
Leased equipment depreciation	5,286	5,024	262
Foreclosed assets (income), net	(3)	(561)	558
Acquisition, integration and reorganization costs	—	200	(200)
Other expense:
Loan expense	2,323	2,155	168
Other	9,919	10,986	(1,067)
Total noninterest expense	$110,081	$110,688	$(607)

Income Taxes

The overall effective income tax rate was 37.7% in the second quarter of 2016 and 39.0% in the first quarter of 2016.  Although the second quarter benefitted from a lower effective tax rate, the expected effective tax rate for the calendar year 2016 remains around 39%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Average total loans and leases for the second quarter of 2016 was relatively unchanged from the first quarter while period-end total loans and leases increased by $157.9 million in the second quarter to $14.6 billion at June 30, 2016.  The net increase was driven by second quarter originations and purchases of $931.4 million, offset partially by principal repayments of $720.0 million.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
	June 30,	March 31,
Loan and Lease Roll Forward (1)	2016	2016
	(In thousands)

Beginning balance	$14,483,517	$14,478,254
New production	931,423	842,064
Existing loans and leases:
Principal repayments, net (2)	(720,003)	(665,281)
Loan and lease sales	(51,597)	(26,657)
Transfers to foreclosed assets	—	(129)
Charge-offs	(1,880)	(5,536)
Sale of PWEF	—	(139,198)
Ending balance	$14,641,460	$14,483,517

Weighted average yields on new production	5.06%	5.29%

(1)    Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)    Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), loan participation sales and other changes within the loan portfolio.

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	June 30,
Loan and Lease Portfolio	2016	2016	2015	2015
	(In thousands)

Real estate mortgage:
Commercial	$4,519,209	$4,640,419	$4,642,088	$4,596,301
Residential	1,164,784	1,149,998	1,211,209	1,026,239
Total real estate mortgage	5,683,993	5,790,417	5,853,297	5,622,540
Real estate construction and land:
Commercial	417,144	308,192	349,436	230,372
Residential	281,788	269,965	184,382	119,825
Total real estate construction and land	698,932	578,157	533,818	350,197
Total real estate loans	6,382,925	6,368,574	6,387,115	5,972,737
Commercial:
Cash flow	3,048,439	3,173,424	3,073,965	2,857,928
Asset-based	2,683,913	2,589,598	2,547,665	2,212,467
Venture capital	1,666,352	1,507,788	1,458,013	—
Equipment finance	646,940	733,228	890,349	904,488
Total commercial	8,045,644	8,004,038	7,969,992	5,974,883
Consumer	212,891	110,905	121,147	86,569
Total loans and leases, net of deferred fees	$14,641,460	$14,483,517	$14,478,254	$12,034,189

Total unfunded loan commitments	$3,888,686	$3,812,554	$3,580,655	$2,111,637

Loan growth in the second quarter came primarily from the consumer, construction and venture capital portfolios. The construction and venture capital portfolios also accounted for most of the growth in our unfunded commitments during the quarter.

Credit Exposure Affected by Low Oil Prices

At June 30, 2016, we had 19 outstanding loan and lease relationships totaling $116.9 million to borrowers involved in the oil and gas services industry, down from $127.7 million at March 31, 2016.  The collateral for this credit exposure includes primarily equipment, such as drilling equipment and transportation vehicles.  The reserves related to this credit exposure total approximately 18%.  At June 30, 2016, five relationships totaling $48.5 million were on nonaccrual status and were classified, up from three relationships totaling $45.5 million at March 31, 2016.   The largest of these relationships had an aggregate outstanding balance of $39.9 million at June 30, 2016.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	June 30,
Deposit Category	2016	2016	2015	2015
	(Dollars in thousands)

Noninterest-bearing demand deposits	$6,222,696	$6,139,963	6,171,455	$3,396,688
Interest checking deposits	1,035,395	921,189	874,349	722,231
Money market deposits	3,392,811	3,144,843	2,782,974	1,722,633
Savings deposits	761,090	764,323	742,795	743,054
Total core deposits	11,411,992	10,970,318	10,571,573	6,584,606
Brokered non-maturity deposits	972,820	985,784	942,253	651,925
Total non-maturity deposits	12,384,812	11,956,102	11,513,826	7,236,531
Time deposits under $100,000	1,114,074	1,357,598	1,656,227	2,328,109
Time deposits of $100,000 and over	1,649,123	2,127,675	2,496,129	3,017,176
Total time deposits	2,763,197	3,485,273	4,152,356	5,345,285
Total deposits	$15,148,009	$15,441,375	$15,666,182	$12,581,816

Noninterest-bearing demand deposits as percentage of total deposits	41%	40%	39%	26%
Core deposits as percentage of total deposits	75%	71%	67%	52%

At June 30, 2016, core deposits totaled $11.4 billion, or 75% of total deposits, including $6.2 billion of noninterest-bearing demand deposits, or 41% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients, including investments managed by Square 1 Asset Management, Inc. (“S1AM”) our registered investment advisor subsidiary and third-party sweep products.  Total client investment funds at June 30, 2016 were $1.5 billion, of which $1.2 billion was managed by S1AM.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $13.9 million was recorded in the second quarter of 2016 compared to $20.1 million in the first quarter of 2016.  The second quarter provision consisted of $12.0 million for Non-PCI loans and leases and $1.9 million for PCI loans and leases. The allowance for Non-PCI credit losses to Non-PCI loans and leases coverage ratio increased to 1.03% at June 30, 2016 from 0.96% at March 31, 2016.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended June 30, 2016
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$120,807	$17,569	$138,376	$9,554	$147,930
Charge-offs	(1,712)	—	(1,712)	(168)	(1,880)
Recoveries	1,280	—	1,280	—	1,280
Net charge-offs	(432)	—	(432)	(168)	(600)
Provision	11,625	375	12,000	1,903	13,903
Ending balance	$132,000	$17,944	$149,944	$11,289	$161,233

	Three Months Ended March 31, 2016
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$105,534	$16,734	$122,268	$9,577	$131,845
Charge-offs	(5,373)	—	(5,373)	(163)	(5,536)
Recoveries	1,481	—	1,481	—	1,481
Net charge-offs	(3,892)	—	(3,892)	(163)	(4,055)
Provision	19,165	835	20,000	140	20,140
Ending balance	$120,807	$17,569	$138,376	$9,554	$147,930

All acquired loans are recorded initially at their estimated fair value including an estimate of credit losses. The table below presents two alternative views of credit risk coverage ratios for Non-PCI loans reflecting adjustments for acquired loans and associated purchase accounting discounts:

	June 30, 2016				March 31, 2016
	Non-PCI				Non-PCI
Credit Risk	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
Coverage Ratios	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)

Ending balance	$14,566,425	$149,944		1.03%	$14,365,915	$138,376		0.96%
Acquired loans	(5,131,674)	(37,440	)(1)		(5,468,875)	(34,231	)(1)
Adjusted balance	$9,434,751	$112,504		1.19%	$8,897,040	$104,145		1.17%

Ending balance	$14,566,425	$149,944		1.03%	$14,365,915	$138,376		0.96%
Unamortized net discount	65,391	65,391	(2)		78,761	78,761	(2)
Adjusted balance	$14,631,816	$215,335		1.47%	$14,444,676	$217,137		1.50%

(1)    Allowance attributed to $5.1 billion and $5.5 billion of acquired Non-PCI loans at June 30, 2016 and March 31, 2016, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)    Unamortized net discount relates to $5.1 billion and $5.5 billion of acquired Non-PCI loans at June 30, 2016 and March 31, 2016, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, interest rate risk and credit risk and is being accreted to interest income over the remaining life of the respective loans using the interest method.  Use of the interest method results in steadily declining amounts being taken into income in each reporting period.  The remaining discount of $65.4 million at June 30, 2016, is expected to be substantially accreted to income by the end of 2018.

Non-PCI loans and leases at June 30, 2016 included $9.4 billion of originated loans and leases that were not obtained through acquisitions. The related allowance for loan and lease losses totaled $97.7 million, or 1.04% of the outstanding balance.

CREDIT QUALITY

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,
Non-PCI Credit Quality Metrics	2016	2016
	(Dollars in thousands)

Nonaccrual loans and leases	$127,655	$130,418
Classified loans and leases	441,035	384,698
Performing restructured loans	71,709	66,829
Allowance for credit losses	149,944	138,376
Net charge-offs (for the quarter)	432	3,892
Provision for credit losses (for the quarter)	12,000	20,000
Allowance for credit losses to loans and leases	1.03%	0.96%
Allowance for credit losses to nonaccrual loans and leases	117.5%	106.1%
Nonaccrual loans and leases to loans and leases	0.88%	0.91%
Nonperforming assets to loans and leases and foreclosed assets	0.99%	1.05%
Classified loans and leases to loans and leases	3.03%	2.68%

Classified loans and leases increased largely as a result of a $50 million healthcare real estate loan being classified due to declining operating performance.

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Non-PCI Nonaccrual Loans and Leases				Non-PCI Accruing and
	June 30, 2016		March 31, 2016		30-89 Days Past Due
		% of		% of	June 30,	March 31,
		Loan		Loan	2016	2016
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$29,183	1%	$30,357	1%	$2,126	$4,968
Residential	4,238	—%	5,807	1%	171	730
Total real estate mortgage	33,421	1%	36,164	1%	2,297	5,698
Real estate construction and land:
Commercial	—	—%	—	—%	—	—
Residential	368	—%	370	—%	—	—
Total real estate construction and land	368	—%	370	—%	—	—
Commercial:
Cash flow	38,146	1%	39,665	1%	389	639
Asset-based	1,986	—%	2,046	—%	—	—
Venture capital	1,088	—%	—	—%	3,548	9,554
Equipment finance (1)	52,432	8%	51,247	7%	—	1,870
Total commercial	93,652	1%	92,958	1%	3,937	12,063
Consumer	214	—%	926	1%	—	30
Total Non-PCI loans and leases	$127,655	1%	$130,418	1%	$6,234	$17,791

(1)    Includes nonaccrual leases and loans to companies involved in the oil and gas industries of $48.5 million and $45.5 million at June 30, 2016 and March 31, 2016, respectively.

The following table presents nonperforming assets as of the dates indicated:

	June 30,	March 31,
Nonperforming Assets	2016	2016
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$127,655	$130,418
Nonaccrual PCI Loans (1)	2,025	3,241
Total nonaccrual loans and leases	129,680	133,659
Non-PCI accruing loan contractually past due 90 days or more	—	2,538
Foreclosed assets, net	16,181	18,310
Total nonperforming assets	$145,861	$154,507

Nonaccrual loans and leases to loans and leases	0.88%	0.92%
Nonperforming assets to loans and leases and foreclosed assets	0.99%	1.06%

(1)    Represents legacy CapitalSource borrowing relationships placed on nonaccrual status as of the acquisition date.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $21 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). The Bank has 79 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  Pacific Western offers additional products and services under the brands of its business groups, CapitalSource and Square 1 Bank. CapitalSource provides cash flow, asset-based, equipment and real estate loans and treasury management services to established middle market businesses on a national basis.  Square 1 Bank offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our loan and lease portfolio growth, allowance for loan and lease losses, capital management, including reducing excess capital, and effective tax rates. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  loan repayments higher than expected;

•                  higher than anticipated delinquencies, charge-offs, and loan and lease losses;

•                  reduced demand for our services due to strategic or regulatory reasons;

•                  our inability to grow deposits or access wholesale funding sources;

•                  legislative or regulatory requirements or changes could negatively impact our business including an increase to capital requirements;

•                  the need to retain capital for strategic or regulatory reasons;

•                  changes in economic or competitive market conditions;

•                  the financial performance of the Company;

•                  stock price fluctuations;

•                  credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses;

•                  results of our DFAST submissions;

•                  changes in tax laws or regulations affecting our business;

•                  our inability to generate sufficient earnings;

•                  tax planning or disallowance of tax benefits by tax authorities;

•                  changes in tax filing jurisdictions or entity classifications; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	December 31,
	2016	2016	2015
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$226,471	$161,977	$161,020
Interest-earning deposits in financial institutions	218,882	357,541	235,466
Total cash and cash equivalents	445,353	519,518	396,486

Securities available-for-sale, at estimated fair value	3,347,546	3,240,586	3,559,437
Federal Home Loan Bank stock, at cost	24,214	17,250	19,710
Total investment securities	3,371,760	3,257,836	3,579,147

Non-PCI loans and leases	14,566,425	14,365,915	14,339,070
PCI loans	136,901	176,607	189,095
Total gross loans and leases	14,703,326	14,542,522	14,528,165
Deferred fees, net	(61,866)	(59,005)	(49,911)
Total loans and leases, net of deferred fees	14,641,460	14,483,517	14,478,254
Allowance for loan and lease losses	(143,289)	(130,361)	(115,111)
Total loans and leases, net	14,498,171	14,353,156	14,363,143

Equipment leased to others under operating leases	204,062	205,163	197,452
Premises and equipment, net	38,718	39,713	39,197
Foreclosed assets, net	16,181	18,310	22,120
Deferred tax asset, net	24,413	91,126	126,389
Goodwill	2,175,791	2,175,791	2,176,291
Core deposit and customer relationship intangibles, net	43,766	48,137	53,220
Other assets	328,924	322,259	335,045
Total assets	$21,147,139	$21,031,009	$21,288,490

LIABILITIES:
Noninterest-bearing deposits	$6,222,696	$6,139,963	$6,171,455
Interest-bearing deposits	8,925,313	9,301,412	9,494,727
Total deposits	15,148,009	15,441,375	15,666,182
Borrowings	918,208	551,401	621,914
Subordinated debentures	439,322	438,723	436,000
Accrued interest payable and other liabilities	128,296	142,918	166,703
Total liabilities	16,633,835	16,574,417	16,890,799
STOCKHOLDERS’ EQUITY (1)	4,513,304	4,456,592	4,397,691
Total liabilities and stockholders’ equity	$21,147,139	$21,031,009	$21,288,490

Book value per share	$37.05	$36.60	$36.22
Tangible book value per share (2)	$18.83	$18.33	$17.86
Shares outstanding	121,819,849	121,771,252	121,413,727

(1) Includes net unrealized gain on securities available-for-sale, net	$81,744	$48,479	$27,828
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$224,326	$236,375	$203,781	$460,701	405,878
Investment securities	22,420	22,547	14,570	44,967	26,765
Deposits in financial institutions	308	308	104	616	126
Total interest income	247,054	259,230	218,455	506,284	432,769

Interest expense:
Deposits	7,823	9,073	11,233	16,896	21,712
Borrowings	352	581	88	933	323
Subordinated debentures	5,122	4,982	4,582	10,104	9,107
Total interest expense	13,297	14,636	15,903	27,933	31,142

Net interest income	233,757	244,594	202,552	478,351	401,627
Provision for credit losses	13,903	20,140	6,529	34,043	22,963
Net interest income after provision for credit losses	219,854	224,454	196,023	444,308	378,664

Noninterest income:
Service charges on deposit accounts	3,633	3,856	2,612	7,489	5,186
Other commissions and fees	11,073	11,489	7,123	22,562	12,519
Leased equipment income	8,523	8,244	5,375	16,767	10,757
Gain on sale of loans and leases	388	245	163	633	163
Gain (loss) on securities	478	8,110	(186)	8,588	3,089
FDIC loss sharing expense, net	(6,502)	(2,415)	(5,107)	(8,917)	(9,506)
Other income	4,528	5,010	9,643	9,538	18,286
Total noninterest income	22,121	34,539	19,623	56,660	40,494

Noninterest expense:
Compensation	62,174	61,065	49,033	123,239	96,770
Occupancy	12,193	12,632	10,588	24,825	21,188
Data processing	5,644	5,904	4,402	11,548	8,710
Other professional services	3,223	3,572	3,332	6,795	6,553
Insurance and assessments	4,951	4,965	4,716	9,916	7,741
Intangible asset amortization	4,371	4,746	1,502	9,117	3,003
Leased equipment depreciation	5,286	5,024	3,103	10,310	6,206
Foreclosed assets (income), net	(3)	(561)	(2,340)	(564)	(2,004)
Acquisition, integration and reorganization costs	—	200	900	200	2,900
Other expense	12,242	13,141	10,040	25,383	18,569
Total noninterest expense	110,081	110,688	85,276	220,769	169,636

Earnings before income taxes	131,894	148,305	130,370	280,199	249,522
Income tax expense	(49,726)	(57,849)	(45,287)	(107,575)	(91,360)
Net earnings	$82,168	$90,456	$85,083	$172,624	$158,162

Basic and diluted earnings per share	$0.68	$0.74	$0.83	$1.42	$1.54

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$82,168	$90,456	$85,083	$172,624	$158,162
Less: earnings allocated to unvested restricted stock (1)	(863)	(1,067)	(807)	(1,933)	(1,570)
Net earnings allocated to common shares	$81,305	$89,389	$84,276	$170,691	$156,592

Weighted-average basic shares and unvested restricted stock outstanding	121,799	121,598	103,030	121,698	103,033
Less: weighted-average unvested restricted stock outstanding	(1,481)	(1,392)	(1,060)	(1,436)	(1,091)
Weighted-average basic shares outstanding	120,318	120,206	101,970	120,262	101,942

Basic earnings per share	$0.68	$0.74	$0.83	$1.42	$1.54

Diluted Earnings Per Share:
Net earnings allocated to common shares	$81,305	$89,389	$84,276	$170,691	$156,592

Weighted-average basic shares outstanding	120,318	120,206	101,970	120,262	101,942

Diluted earnings per share	$0.68	$0.74	$0.83	$1.42	$1.54

(1) Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$147,270	$8,484	23.17%	$167,626	$20,072	48.16%	$228,217	$7,894	13.87%
Non-PCI loans and leases	14,321,320	215,842	6.06%	14,303,539	216,303	6.08%	11,879,799	195,887	6.61%
Total loans and leases	14,468,590	224,326	6.24%	14,471,165	236,375	6.57%	12,108,016	203,781	6.75%
Investment securities (1)	3,288,819	27,330	3.34%	3,460,293	27,493	3.20%	1,672,590	16,739	4.01%
Deposits in financial institutions	245,666	308	0.50%	230,293	308	0.54%	161,683	104	0.26%
Total interest-earning assets	18,003,075	251,964	5.63%	18,161,751	264,176	5.85%	13,942,289	220,624	6.35%
Other assets	2,996,867			3,036,843			2,521,022
Total assets	$20,999,942			$21,198,594			$16,463,311

Liabilities and Stockholders’ Equity:
Interest checking	$1,024,763	501	0.20%	$926,256	383	0.17%	$741,966	202	0.11%
Money market	4,321,533	2,886	0.27%	3,848,753	2,415	0.25%	2,065,190	1,088	0.21%
Savings	766,309	412	0.22%	753,371	444	0.24%	740,878	555	0.30%
Time	3,086,492	4,024	0.52%	3,860,272	5,831	0.61%	5,559,903	9,388	0.68%
Total interest-bearing deposits	9,199,097	7,823	0.34%	9,388,652	9,073	0.39%	9,107,937	11,233	0.49%
Borrowings	300,428	352	0.47%	494,725	581	0.47%	81,164	88	0.43%
Subordinated debentures	439,081	5,122	4.69%	436,535	4,982	4.59%	432,656	4,582	4.25%
Total interest-bearing liabilities	9,938,606	13,297	0.54%	10,319,912	14,636	0.57%	9,621,757	15,903	0.66%
Noninterest-bearing demand deposits	6,437,720			6,273,249			3,157,129
Other liabilities	140,023			166,831			135,677
Total liabilities	16,516,349			16,759,992			12,914,563
Stockholders’ equity	4,483,593			4,438,602			3,548,748
Total liabilities and stockholders’ equity	$20,999,942			$21,198,594			$16,463,311
Net interest income (2)		$238,667			$249,540			$204,721
Net interest spread (2)			5.09%			5.28%			5.69%
Net interest margin (2)			5.33%			5.53%			5.89%

Total deposits (3)	$15,636,817	$7,823	0.20%	$15,661,901	$9,073	0.23%	$12,265,066	$11,233	0.37%
Funding sources (4)	$16,376,326	$13,297	0.33%	$16,593,161	$14,636	0.35%	$12,778,886	$15,903	0.50%

(1) Includes tax equivalent adjustments of $4.9 million, $4.9 million, and $2.2 million for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015 related to tax exempt income on municipal securities.  The federal statutory tax rate utilized was 35% for the periods.

(2) Tax equivalent.

(3) Total deposits is the sum of interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(4) Funding sources is the sum of interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$226,471	$161,977	$161,020	$154,652	$207,598
Interest-earning deposits in financial institutions	218,882	357,541	235,466	81,642	433,033
Total cash and cash equivalents	445,353	519,518	396,486	236,294	640,631

Securities available-for-sale	3,347,546	3,240,586	3,559,437	1,809,364	1,698,158
Federal Home Loan Bank stock	24,214	17,250	19,710	17,250	17,250
Total investment securities	3,371,760	3,257,836	3,579,147	1,826,614	1,715,408

Non-PCI loans and leases	14,566,425	14,365,915	14,339,070	12,300,057	11,846,314
PCI loans	136,901	176,607	189,095	193,340	222,691
Total gross loans and leases	14,703,326	14,542,522	14,528,165	12,493,397	12,069,005
Deferred fees, net	(61,866)	(59,005)	(49,911)	(41,192)	(34,816)
Total loans and leases, net of deferred fees	14,641,460	14,483,517	14,478,254	12,452,205	12,034,189
Allowance for loan and lease losses	(143,289)	(130,361)	(115,111)	(103,271)	(99,375)
Total loans and leases, net	14,498,171	14,353,156	14,363,143	12,348,934	11,934,814

Equipment leased to others under operating leases	204,062	205,163	197,452	161,508	117,182
Premises and equipment, net	38,718	39,713	39,197	36,475	35,984
Foreclosed assets, net	16,181	18,310	22,120	33,216	31,668
Deferred tax asset, net	24,413	91,126	126,389	169,760	211,556
Goodwill	2,175,791	2,175,791	2,176,291	1,728,380	1,728,380
Core deposit and customer relationship intangibles, net	43,766	48,137	53,220	12,704	14,201
Other assets	328,924	322,259	335,045	260,220	267,196
Total assets	$21,147,139	$21,031,009	$21,288,490	$16,814,105	$16,697,020

LIABILITIES:
Noninterest-bearing deposits	$6,222,696	$6,139,963	$6,171,455	$3,508,682	$3,396,688
Interest-bearing deposits	8,925,313	9,301,412	9,494,727	8,607,081	9,185,128
Total deposits	15,148,009	15,441,375	15,666,182	12,115,763	12,581,816
Borrowings	918,208	551,401	621,914	552,497	2,751
Subordinated debentures	439,322	438,723	436,000	435,417	433,944
Accrued interest payable and other liabilities	128,296	142,918	166,703	128,724	127,019
Total liabilities	16,633,835	16,574,417	16,890,799	13,232,401	13,145,530
STOCKHOLDERS’ EQUITY (1)	4,513,304	4,456,592	4,397,691	3,581,704	3,551,490
Total liabilities and stockholders’ equity	$21,147,139	$21,031,009	$21,288,490	$16,814,105	$16,697,020

Book value per share	$37.05	$36.60	$36.22	$34.76	$34.46
Tangible book value per share (2)	$18.83	$18.33	$17.86	$17.86	$17.55
Shares outstanding	121,819,849	121,771,252	121,413,727	103,053,694	103,051,989

(1) Includes net unrealized gain on securities available-for-sale, net	$81,744	$48,479	$27,828	$24,459	$16,255
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$224,326	$236,375	$219,677	$193,539	$203,781
Investment securities	22,420	22,547	23,648	13,955	14,570
Deposits in financial institutions	308	308	172	178	104
Total interest income	247,054	259,230	243,497	207,672	218,455

Interest expense:
Deposits	7,823	9,073	9,391	10,400	11,233
Borrowings	352	581	159	72	88
Subordinated debentures	5,122	4,982	4,748	4,680	4,582
Total interest expense	13,297	14,636	14,298	15,152	15,903

Net interest income	233,757	244,594	229,199	192,520	202,552
Provision for credit losses	13,903	20,140	13,772	8,746	6,529
Net interest income after provision for credit losses	219,854	224,454	215,427	183,774	196,023

Noninterest income:
Service charges on deposit accounts	3,633	3,856	3,901	2,601	2,612
Other commissions and fees	11,073	11,489	12,691	6,376	7,123
Leased equipment income	8,523	8,244	7,791	5,475	5,375
Gain on sale of loans and leases	388	245	183	27	163
Gain (loss) on securities	478	8,110	—	655	(186)
FDIC loss sharing expense, net	(6,502)	(2,415)	(4,291)	(4,449)	(5,107)
Other income	4,528	5,010	7,783	5,073	9,643
Total noninterest income	22,121	34,539	28,058	15,758	19,623

Noninterest expense:
Compensation	62,174	61,065	58,992	48,152	49,033
Occupancy	12,193	12,632	12,194	10,762	10,588
Data processing	5,644	5,904	5,585	4,322	4,402
Other professional services	3,223	3,572	3,811	3,396	3,332
Insurance and assessments	4,951	4,965	5,450	3,805	4,716
Intangible asset amortization	4,371	4,746	4,910	1,497	1,502
Leased equipment depreciation	5,286	5,024	4,235	3,162	3,103
Foreclosed assets (income), net	(3)	(561)	(3,185)	4,521	(2,340)
Acquisition, integration and reorganization costs	—	200	17,600	747	900
Other expense	12,242	13,141	12,672	9,775	10,040
Total noninterest expense	110,081	110,688	122,264	90,139	85,276

Earnings before income taxes	131,894	148,305	121,221	109,393	130,370
Income tax expense	(49,726)	(57,849)	(49,380)	(39,777)	(45,287)
Net earnings	$82,168	$90,456	$71,841	$69,616	$85,083

Basic and diluted earnings per share	$0.68	$0.74	$0.60	$0.68	$0.83

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.57%	1.72%	1.37%	1.65%	2.07%
Return on average equity (1)	7.37%	8.20%	6.56%	7.73%	9.62%
Return on average tangible equity (1)(2)	14.61%	16.45%	13.14%	15.09%	18.90%
Yield on average loans and leases	6.24%	6.57%	6.21%	6.34%	6.75%
Yield on average interest-earning assets (3)	5.63%	5.85%	5.54%	5.88%	6.35%
Cost of average total deposits	0.20%	0.23%	0.24%	0.33%	0.37%
Cost of average time deposits	0.52%	0.61%	0.63%	0.66%	0.68%
Cost of average interest-bearing liabilities	0.54%	0.57%	0.55%	0.63%	0.66%
Cost of average funding sources	0.33%	0.35%	0.35%	0.46%	0.50%
Net interest rate spread (3)	5.09%	5.28%	4.99%	5.25%	5.69%
Net interest margin (3)	5.33%	5.53%	5.22%	5.46%	5.89%
Efficiency ratio	40.6%	38.5%	39.3%	39.6%	38.0%
Core net interest margin (2)(3)	5.11%	5.10%	5.10%	5.19%	5.33%
Noninterest expense as a percentage of average assets (1)	2.11%	2.10%	2.33%	2.14%	2.08%

Average Balances:
Loans and leases	$14,468,590	$14,471,165	$14,031,102	$12,112,881	$12,108,016
Interest-earning assets	18,003,075	18,161,751	17,777,534	14,198,482	13,942,289
Total assets	20,999,942	21,198,594	20,825,248	16,690,177	16,463,311
Noninterest-bearing deposits	6,437,720	6,273,249	6,043,900	3,486,780	3,157,129
Interest-bearing deposits	9,199,097	9,388,652	9,633,393	8,993,681	9,107,937
Total deposits	15,636,817	15,661,901	15,677,293	12,480,461	12,265,066
Borrowings and subordinated debentures	739,509	931,260	641,529	504,591	513,820
Interest-bearing liabilities	9,938,606	10,319,912	10,274,922	9,498,272	9,621,757
Funding sources	16,376,326	16,593,161	16,318,822	12,985,052	12,778,886
Stockholders’ equity	4,483,593	4,438,602	4,346,162	3,572,765	3,548,748

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	1.03%	0.96%	0.85%	0.82%	0.78%
Allowance for credit losses to nonaccrual loans and leases	118%	106%	95%	94%	71%
Nonaccrual loans and leases to loans and leases	0.88%	0.91%	0.90%	0.87%	1.11%
Nonperforming assets to loans and leases and foreclosed assets	0.99%	1.05%	1.06%	1.14%	1.37%
Nonperforming assets to total assets	0.68%	0.72%	0.71%	0.84%	0.98%
Trailing twelve month net charge-offs to average loans and leases	0.04%	0.03%	0.06%	0.04%	0.06%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	11.92%	11.51%	11.67%	12.04%	11.96%
Common equity tier 1 capital ratio (1)	12.75%	12.63%	12.58%	12.74%	12.87%
Tier 1 capital ratio (1)	12.75%	12.63%	12.60%	12.74%	12.87%
Total capital ratio (1)	16.11%	15.96%	15.65%	16.32%	16.53%
Tangible common equity ratio (2)	12.12%	11.87%	11.38%	12.21%	12.10%
Risk-weighted assets (1)	$17,491,865	$17,226,658	$17,170,292	$14,038,839	$13,569,369

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	11.38%	11.10%	11.40%	11.56%	11.65%
Common equity tier 1 capital ratio (1)	12.15%	12.18%	12.03%	12.25%	12.55%
Tier 1 capital ratio (1)	12.15%	12.18%	12.03%	12.25%	12.55%
Total capital ratio (1)	13.08%	13.05%	12.80%	13.05%	13.35%
Tangible common equity ratio (2)	11.51%	11.27%	10.80%	11.53%	11.46%

(1) Capital information for June 30, 2016 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for return on average tangible equity, tangible common equity amounts and ratios, tangible book value per share, core net interest margin, and core loan and lease yield. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. We provide non-GAAP measures for return on average tangible equity, tangible common equity amounts and ratios, and tangible book value per share. Given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to return on average assets, return on average equity, equity-to-assets ratio, and book value per share, respectively.

Please refer to the following tables for a presentation of performance ratios in accordance with GAAP and a reconciliation of the GAAP financial measures to the non-GAAP financial measures.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Return on Average Tangible Equity	2016	2016	2015	2016	2015
	(Dollars in thousands)

Net earnings	$82,168	$90,456	$85,083	$172,624	$158,162

Average stockholders’ equity	$4,483,593	$4,438,602	$3,548,748	$4,461,097	$3,541,088
Less: Average intangible assets	2,222,007	2,227,520	1,743,340	2,224,764	1,740,407
Average tangible common equity	$2,261,586	$2,211,082	$1,805,408	$2,236,333	$1,800,681

Return on average equity (1)	7.37%	8.20%	9.62%	7.78%	9.01%
Return on average tangible equity (2)	14.61%	16.45%	18.90%	15.52%	17.71%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	June 30,	March 31,	December 31,	September 30,	June 30,
Tangible Common Equity Ratio	2016	2016	2015	2015	2015
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$4,513,304	$4,456,592	$4,397,691	$3,581,704	$3,551,490
Less: Intangible assets	2,219,557	2,223,928	2,229,511	1,741,084	1,742,581
Tangible common equity	$2,293,747	$2,232,664	$2,168,180	$1,840,620	$1,808,909

Total assets	$21,147,139	$21,031,009	$21,288,490	$16,814,105	$16,697,020
Less: Intangible assets	2,219,557	2,223,928	2,229,511	1,741,084	1,742,581
Tangible assets	$18,927,582	$18,807,081	$19,058,979	$15,073,021	$14,954,439

Equity to assets ratio	21.34%	21.19%	20.66%	21.30%	21.27%
Tangible common equity ratio (1)	12.12%	11.87%	11.38%	12.21%	12.10%

Book value per share	$37.05	$36.60	$36.22	$34.76	$34.46
Tangible book value per share (2)	$18.83	$18.33	$17.86	$17.86	$17.55
Shares outstanding	121,819,849	121,771,252	121,413,727	103,053,694	103,051,989

Pacific Western Bank:
Stockholders’ equity	$4,390,928	$4,331,841	$4,276,279	$3,466,817	$3,440,715
Less: Intangible assets	2,219,557	2,223,928	2,229,511	1,741,084	1,742,581
Tangible common equity	$2,171,371	$2,107,913	$2,046,768	$1,725,733	$1,698,134

Total assets	$21,084,950	$20,928,105	$21,180,689	$16,707,072	$16,555,610
Less: Intangible assets	2,219,557	2,223,928	2,229,511	1,741,084	1,742,581
Tangible assets	$18,865,393	$18,704,177	$18,951,178	$14,965,988	$14,813,029

Equity to assets ratio	20.82%	20.70%	20.19%	20.75%	20.78%
Tangible common equity ratio	11.51%	11.27%	10.80%	11.53%	11.46%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.